Exhibit 99.1 News release

Ovintiv Announces Permian and Montney Inventory Additions

DENVER, August 26, 2026 – Ovintiv Inc. (NYSE, TSX: OVV) today provided an update on its 2026 ground game acquisition program. On a year-to-date basis, the Company has entered into over 60 transactions, which will result in the addition of approximately 41,000 net acres of land across its Montney and Permian assets for a total acquisition cost of approximately $460 million. The transactions will add 240 net 10,000-foot equivalent well locations to Ovintiv’s drilling inventory (190 base locations and 50 upside locations). The assets are being acquired at an attractive valuation of approximately $11,000 per net acre, and approximately $1.3 million to $1.7 million per well location, when adjusted for minimal production volumes from the assets.

In the Permian, Ovintiv is acquiring approximately 21,000 net acres of land and 120 total well locations (80 base locations and 40 upside locations) in the Midland basin for approximately $230 million.

In the Montney, Ovintiv is acquiring approximately 20,000 net acres of land and 120 total well locations (110 base locations and 10 upside locations) in the liquids-rich Alberta oil window for approximately $230 million.

Following these transactions, the Company will have added approximately 500 net 10,000-foot equivalent well locations year-to-date, with the inclusion of 260 locations from organic inventory enhancement.

Ovintiv expects the remaining transactions to close before the end of the year.

Important information

Ovintiv reports in U.S. dollars unless otherwise noted. Production estimates are reported on an after-royalties basis, unless otherwise noted. Unless otherwise specified or the context otherwise requires, references to "Ovintiv," "our" or to "the Company" includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

Please visit Ovintiv's website and the Investor Relations page at www.ovintiv.com and investor.ovintiv.com, where Ovintiv often discloses important information about the Company, its business, and its results of operations.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, "forward-looking statements") within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, inventory additions, strategies, objectives or expectations of the Company are forward-looking statements. When used in this news release, the use of words and phrases such as "anticipates," “acquiring”, "believes," "continue," "could," "estimates," "expects," "focused on," "forecast," "guidance," "intends," "maintain," "may," "opportunities," "outlook," "plans," "potential," "strategy," "targets," "will," "would" and other similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Without limiting the generality of the foregoing, forward-looking statements contained in this news release include: expectations that the acquisition program will support the achievement of Ovintiv's expected inventory additions; the expected closing of the various transactions; and the expected timing of such closings.

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The forward-looking statements provided in this news release are based upon a number of material factors and assumptions that Ovintiv has made in respect thereof as of the date of this news release, including, without limitation: future commodity prices and basis differentials; the Company's ability to consummate any pending acquisitions (including the transactions described herein); the ability of the Company to access credit facilities and capital markets; the availability of attractive commodity or financial hedges and the enforceability of risk management programs; the Company's ability to capture and maintain gains in productivity and efficiency; the ability for the Company to generate cash returns; expectations of plans, strategies and objectives of the Company, including anticipated production volumes and capital investment; the Company's ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment; and projections made in light of, and generally consistent with, the Company's historical experience and its perception of historical industry trends; and the other assumptions contained herein. Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct.

All forward-looking statements contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statements. The forward-looking statements contained or incorporated by reference in this news release, and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

The reader should carefully read the risk factors described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in other filings with the SEC or Canadian securities regulators, for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Other unpredictable or unknown factors not discussed in this new release could also have material adverse effects on forward-looking statements.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304 investor.relations@ovintiv.com Media Contact: (403) 645-2252

SOURCE: Ovintiv Inc.	2